Exhibit 10.9

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is entered into effective [            ], 2012 by and between MPL Louisiana Holdings LLC, a Delaware limited liability company (“MLH”), and Marathon Pipe Line LLC, a Delaware limited liability company (“MPL”) (each a “Party” and collectively the “Parties”).

WITNESS:

WHEREAS, MLH owns equity interests in LOOP LLC, a Delaware limited liability company that owns and operates certain common carrier crude oil pipelines and related facilities (the “MLH Pipelines”); and

WHEREAS, MLH desires that MPL provide management services to assist MLH in the oversight of its ownership interests in the MLH Pipelines; and

WHEREAS, the Parties desire to enter into this Agreement as of the Effective Date;

NOW, THEREFORE, for and in consideration of the premises and the mutual benefits, covenants and agreements herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. As used in this Agreement:

(a) “Affiliates” means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise.

(b) “Availed Party” has the meaning set forth in Section 7.2(a).

(c) “Confidential Information” means any proprietary or confidential information that is competitively sensitive material or otherwise of value to a Party or its Affiliates and not generally known to the public, including trade secrets, scientific or technical information, design, invention, process, procedure, formula, improvements, product planning information, marketing strategies, financial information, information regarding operations, consumer and/or customer relationships, consumer and/or customer identities and profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Party or its Affiliates and the consumers, customers, clients and suppliers of any of the foregoing.Confidential Information includes such information as may be contained in or embodied by documents, substances, engineering and laboratory notebooks, reports, data, specifications, computer source code and object code, flow charts, databases, drawings, pilot plants or demonstration or operating facilities, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation (including data in computer or other digital format) of the foregoing; provided, however, that Confidential Information does not include information that a receiving Party can show (A) has been published or has otherwise become available to the general public as part of the public domain without breach of this Agreement, (B) has been furnished or made known to the receiving Party without any obligation to keep it confidential by a third party under circumstances which are not known to the receiving Party to involve a breach of the third party’s obligations to a Party or (C) was developed independently of information furnished or made available to the receiving Party as contemplated under this Agreement.

(d) “Effective Date” means [            ], 2012.

(e) “MLH” has the meaning set forth in the preamble.

(f) “MLH Affiliated Entity” means MPL Investment LLC and each of its direct and indirect subsidiaries other than MLH.

(g) “MLH Indemnified Party” means MLH, each MLH Affiliated Entity and each of their respective directors, managers, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing.

(h) “MLH Pipelines” has the meaning set forth in the preamble.

(i) “Losses” means any damages, penalties, losses and expenses, including reasonable attorney fees, investigation and litigation expenses, incurred by either an MPL Indemnified Party or a MLH Indemnified Party, as the case may be.

(j) “Management Fee” has the meaning set forth in Section 4.2.

(k) “MPL” has the meaning set forth in the preamble

(l) “MPL Affiliated Entity” means MPLX LP and each of its direct and indirect subsidiaries other than MPL.

(m) “MPL Indemnified Party” means MPL, each MPL Affiliated Entity and each of their respective directors, managers, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing.

(n) “Omnibus Agreement” means that certain Omnibus Agreement, to be entered into by MPC, Marathon Petroleum Company LP, a Delaware limited partnership, MPL Investment, Pipe Line Holdings, the General Partner and the Partnership, as such agreement may be amended, supplemented or restated from time to time.

(o) “Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof.

(p) “Representative” has the meaning set forth in Section 7.1(a).

(q) “Security Regulations” has the meaning set forth in Section 7.2(a).

(r) “Special Assignments” has the meaning set forth in Section 5.3(a).

(s) “Systems” has the meaning set forth in Section 7.2(a).

(t) “Term” has the meaning set forth in Section 2.2.

(u) “Third Party” means a Person that is not a Party or an Affiliate of a Party.

ARTICLE 2

APPOINTMENT AND TERM

2.1 Appointment. MLH hereby engages MPL to provide, and MPL shall provide, management, operational, regulatory, accounting and related services to MLH in connection with its ownership of the MLH Pipelines, subject to the terms and conditions of this Agreement.

2.2 Term. This Agreement shall have an initial term of 5 years commencing on the Effective Date and thereafter shall be automatically extended from year to year (the initial term and each such annual extension period hereinafter referred to as a “Term”). Either Party may terminate this Agreement by providing 180 days’ written notice to the other Party prior to the expiration of any Term. Such written notice will terminate this Agreement effective at the start of business on the first day of the month immediately following expiration of the then existing Term.

ARTICLE 3

PERFORMANCE OF SERVICES

3.1 Agreement to Provide Management Services. MPL shall provide, or cause to be provided, the personnel and support services necessary for the routine or normal management of the equity and ownership rights of MLH in the MLH Pipelines, including without limitation, the receipt and handling of nominations for shipment, management, amendment and filing of all tariffs, oversight of budgets, and participation with such pipelines’ owners and operators in the review of the day-to-day operation and maintenance of such pipelines, and for Special Assignments as defined in Section 5.3(a), (collectively and individually referred to as “Management Services”). Without limiting the generality of the foregoing, unless otherwise instructed by MLH, MPL shall:

(a) act as MLH’s agent (but without any liability as a fiduciary) in communications with the co-owners of the MLH Pipelines and with government authorities relating to the operation and maintenance of MLH’s ownership interests in the MLH Pipelines, where required by applicable laws, regulations, permit conditions, or agreements;

(b) promptly pay and discharge, for and in the name of MLH, all expenses, costs and liabilities incurred by MLH with respect to its ownership interests in, and the operation, replacement, improvement or modification of, the MLH Pipelines to the extent sufficient funds are available for such purpose in the accounts maintained in accordance with Section 6.2;

(c) file, store and maintain all ownership documents, operating agreements, drawings, descriptions, construction and maintenance records, inspection and testing records, custody transfer documents, and such other records of or pertaining to the MLH Pipelines as may be required by applicable laws, rules and regulations of governmental authorities or as may be requested by MLH;

(d) provide financial reports, budgeting and accounting functions for MLH, including those matters required by governmental agencies or as requested by MLH for the ownership and management of the MLH Pipelines;

(e) manage MLH’s respective portion of any environmental compliance of the MLH Pipelines in accordance with applicable federal and state laws and regulations;

(f) provide legal support to MLH on issues relating to the ownership and operation of the MLH Pipelines; and

(g) maintain such records, reports and other documents in connection with performing the services hereunder as are required by applicable federal and state laws and regulations, including any applicable rules and regulations of the U.S. Department of Transportation.

Subject to the terms of this Agreement, MPL shall perform all services hereunder to be performed with the same degree of diligence and care that it would exercise if managing its own property, and in accordance with all applicable laws, rules and regulations of the appropriate governmental authorities. Notwithstanding anything herein to the contrary, MPL has no duty to advance funds on behalf of MLH in the performance of its duties under this Agreement, but MPL shall notify MLH if any insufficiency of funds exists.

3.2 Disclaimer of Warranties. Except as expressly set forth in this Agreement: (a) MLH acknowledges and agrees that MPL makes no warranties of any kind with respect to the Management Services; and (b) MPL expressly disclaims all warranties, expressed or implied, of any kind with respect to the Management Services, including any warranty of non-infringement, merchantability, fitness for a particular purpose or conformity to any representation or description as to the Management Services provided hereunder. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SERVICES WILL BE PROVIDED AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION, TITLE OR ANY OTHER WARRANTY WHATSOEVER.

3.3 Force Majeure. If any Party is prevented from or delayed in complying, either totally or in part, with any of the terms or provisions of this Agreement, excluding any obligation to make payments hereunder, by reason of fire, flood, storm, strike, walkout, lockout or other labor trouble or shortage, delays by unaffiliated suppliers or carriers, shortages of fuel, power, raw materials or components, equipment failure, any law, order, proclamation, regulation, ordinance, demand, seizure or requirement of any governmental authority, riot, civil commotion, war, rebellion, act of terrorism, nuclear or other accident, explosion, casualty, pandemic, or act of God, or act, omission or delay in acting by any governmental or military authority or Third Party or any other cause, whether or not of a class or kind listed in this sentence, beyond the reasonable control and without the fault of the otherwise defaulting Party (each, a “Force Majeure Event”), then upon notice to the other Parties, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such Force Majeure Event and, unless otherwise set forth herein to the contrary, the Party affected by the Force Majeure Event shall have no liability to the other Parties, its Affiliates or any other Person in connection therewith. Upon becoming aware of Force Majeure Event, the Party affected by the Force Majeure Event shall promptly notify the other Parties in writing of the existence of such Force Majeure Event and the anticipated duration of the Force Majeure Event. Each Party shall use commercially reasonable efforts to mitigate or overcome the effects of such Force Majeure Event as soon as possible; provided, however, that nothing in this Section 3.3 will be construed to require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the reasonable judgment of the affected Party, are contrary to its interest. It is understood that the settlement of a strike, walkout, lockout or other labor dispute will be entirely within the discretion of the affected Party. If MPL is unable to provide any of the Management Services due to a Force Majeure Event, each Party shall use commercially reasonable efforts to cooperatively seek a solution that is mutually satisfactory to the Parties. MLH shall have the right, but not the obligation, to engage subcontractors to perform such obligations for the duration of the Force Majeure Event, it being agreed that any fees paid or payable by MLH under this Agreement with respect to the Management Service affected by such Force Majeure Event shall be reduced (or refunded, if applicable) on a dollar-for-dollar basis for all amounts paid by MLH to such subcontractors; provided, however, that MPL shall not be responsible for the amount of fees paid by MLH to any such subcontractors to perform such Management Services to the extent such fees exceed the Management Fees for the applicable period of the Force Majeure Event.

3.4 No Partnership. Nothing in this Agreement will be deemed to create a partnership, joint venture or similar relationship between MLH and MPL, and neither MPL nor any of its Affiliates has any power to bind MLH. MPL shall act as an independent contractor in the performance of its duties hereunder.

ARTICLE 4

EMPLOYMENT OF PERSONNEL; MANAGEMENT FEE

4.1 Personnel. MPL shall obtain, whether as employees or independent contractors, such personnel as may be required to perform the Management Services. All such personnel, whether full or part-time, shall at all times remain employees or independent contractors of MPL, an MPL Affiliated Entity or a Third Party and shall not become or be deemed to be employees of MLH or any MLH Affiliated Entity.

4.2 Management Fee. MPL shall be paid a management fee (the “Management Fee”) of $17,000 per month starting as of the Effective Date and payable by the first day of each month. The Management Fee for the month of the Effective Date will be pro-rated based on the number of days remaining in such month. MLH shall reimburse MPL for any expenditures made by MPL on behalf of MLH under Section 5.2 or otherwise with the consent of MLH within 30 days of receipt by MLH of an invoice for such reimbursement.

4.3 Adjustment of Management Fee. The Management Fee shall be fixed until December 31, 2013. Thereafter, the Management Fee shall be adjusted annually, on the first day of the month following each anniversary of the Effective Date, by the same percentage that the annual “Average Hourly Earnings of Production Workers” reported in the North American Industry Classification System, Section 486, as published by the U.S. Department of Labor, Bureau of Labor Statistics, changed during the preceding calendar year; provided, however, that in no event shall the Management Fee ever be adjusted to less than the amount of the Management Fee in effect as of the Effective Date due to a change in such index. Should any significant change in the scope of the work to be conducted by MPL become necessary during the Term of this Agreement, the Party first becoming aware of such necessity shall promptly notify the other Party, at which time the Parties will enter into good faith negotiations to examine such necessary change in the scope of such work and adjust the Management Fee accordingly. In the event that, after such good faith negotiations, the Parties are unable to agree on an appropriate adjustment to the Management Fee, either Party may terminate this Agreement without liability to the other Party.

4.4 Taxes. To the extent required by applicable law, MPL shall add to any Management Fees due under this Agreement amounts equal to any applicable sales, use or similar taxes, however designated or levied, based upon the provision of the Management Services. MPL shall be solely responsible for the collection and remittance of any such taxes to the appropriate tax authorities. The Parties shall cooperate with each other to minimize any such taxes to the extent reasonably practicable. If additional taxes are determined to be due with respect to the Management Services provided hereunder as a result of an audit by any applicable tax authority, MLH agrees to reimburse MPL for the additional taxes due from MPL, including interest and penalties. MLH shall have the right to contest with the applicable tax authority, at its MLH’s sole expense, the amount of any taxes or the result of any audit. MPL will be responsible for penalty or interest resulting from its failure to remit any invoiced taxes. Notwithstanding anything in this Agreement to the contrary, this Section 4.4 shall survive the termination of this Agreement and remain in effect until the expiration of the relevant statutes of limitations.

4.5 Personnel Qualifications. MPL may utilize its own employees, the services of Third Party contractors or Affiliates of MPC to provide the Management Services. MPL will use commercially reasonable efforts to establish and confirm that any such personnel are qualified to perform the Management Services in accordance with MPL’s ordinary standards applicable to similar services utilized in the management of its own operations.

ARTICLE 5

BUDGETS AND EXPENDITURES

5.1 Operating and Capital Budgets. To the extent that MPL is required to review or approve, on behalf of MLH, any operating or capital expenditure budgets with respect to the MLH Pipelines, MPL must first obtain MLH’s prior consent before creating, reviewing or approving such budgets. MPL will provide to MLH all expense budgets, capital budgets and forecasted statements of income and cash flow prepared by the co-owners and/or operators of the MLH Pipelines.

5.2 Emergency Expenditures. MPL, on behalf of MLH, shall be responsible for handling emergencies occurring with respect to the MLH Pipelines. In cases of emergency, MPL may authorize expenditures for required work when such is necessary in MPL’s good faith judgment to respond to the emergency or to mitigate damage or danger to persons, property or the environment, without the necessity of submitting such proposed expenditures in advance for approval by MLH. In such event, MPL shall, as soon as practicable, by telephone notice or otherwise, inform the person designated by MLH of the existence or occurrence of the emergency, the full particulars thereof, the corrective action being taken or proposed and the estimated cost, if known. Such notice shall be confirmed in writing as soon as practicable. MPL shall directly charge MLH for its costs and expenses, including those costs and expenses attributable to Affiliates or Third Party contractors utilized by MPL.

5.3 Special Assignments. If MLH requests MPL to perform any activity beyond the scope of the Management Services (a “Special Assignment”), and MPL agrees to that request, the costs and expenses therefor shall be paid by MPL and shall be reimbursed by MLH.

ARTICLE 6

ACCOUNTING

6.1 Records. MPL will prepare and preserve, for and in the name of MLH, a complete set of operating, tax and financial records in accordance with all applicable legal and industry standards. Such records will reflect any and all operating, tax and financial matters related to MLH’s investment in the MLH Pipelines and shall be kept separate from MPL’s internal records and in a form and in a manner so that they are readily identifiable as belonging to MLH and can be accessed by MLH. MPL shall furnish all such information and reports as may be required for MLH’s internal purposes and by any federal or state agency having appropriate jurisdiction. MLH and its duly authorized representatives may, at MLH’s option and at its sole expense at all reasonable times, but not more often than once in any calendar year, audit the books and records of MPL with respect to the Management Services. Any audit of a particular calendar year must commence during the two-year period (or such longer period as the Parties may agree) following the end of such year. Nothing herein shall limit MLH’s ability to have full access, at all reasonable times, to MLH’s books, accounts, records and all other documents, of whatever nature, in the possession or control of MPL, whether prepared by MPL or otherwise.

6.2 Bank Accounts. Separate bank accounts will be maintained by MLH, or in MLH’s name, into which all revenues and receipts belonging to MLH shall be deposited and from which all payments on behalf of MLH shall be made. MPL shall have such authority as delegated by MLH, from time to time, to manage the day to day cash receipts and disbursements through the bank accounts of MLH and to invest surplus funds from time to time, all in accordance with guidelines approved by MLH.

ARTICLE 7

CONFIDENTIALITY

7.1 Confidentiality.

(a) From and after the Effective Date, each Party shall hold, and shall cause their respective Subsidiaries and Affiliates and its and their directors, managers, officers, employees, agents, consultants, advisors, and other representatives (collectively, “Representatives”) to hold all Confidential Information of the other Party in strict confidence, with at least the same degree of care that applies to such Party’s confidential and proprietary information and shall not use such Confidential Information except in connection with its performance or acceptance of services hereunder and shall not release or disclose such Confidential Information to any other Person, except its Representatives. Each Party shall be responsible for any breach of this section by any of its Representatives.

(b) If a Party receives a subpoena or other demand for disclosure of Confidential Information received from any other Party or must disclose to a governmental authority any Confidential Information received from such other Party in order to obtain or maintain any required governmental approval, the receiving Party shall, to the extent legally permissible, provide notice to the providing Party before disclosing such Confidential Information. Upon receipt of such notice, the providing Party shall promptly either seek an appropriate protective order, waive the receiving Party’s confidentiality obligations hereunder to the extent necessary to permit the receiving Party to respond to the demand, or otherwise fully satisfy the subpoena or demand or the requirements of the applicable governmental authority. If the receiving Party is nonetheless legally compelled to disclose such Confidential Information or if the providing Party does not promptly respond as contemplated by this section, the receiving Party may disclose that portion of Confidential Information covered by the notice or demand.

(c) Each Party acknowledges that the disclosing Party would not have an adequate remedy at law for the breach by the receiving Party of any one or more of the covenants contained in this Section 7.1 and agrees that, in the event of such breach, the disclosing Party may, in addition to the other remedies that may be available to it, apply to a court for an injunction to prevent breaches of this Section 7.1 and to enforce specifically the terms and provisions of this Section7.1. Notwithstanding any other section hereof, the provisions of this Section7.1 shall survive the termination of this Agreement.

7.2 System Security. (a) If any Party is given access to another Party’s computer systems or software (collectively, “Systems”) in connection with the Services, the Party given access (the “Availed Party”) shall comply with all of the other Party’s system security policies, procedures and requirements that have been provided to the Availed Party in advance and in writing (collectively, “Security Regulations”), and shall not tamper with, compromise or circumvent any security or audit measures employed by such other Party. The Availed Party shall access and use only those Systems of the other Party for which it has been granted the right to access and use.

(b) Each Party shall use commercially reasonable efforts to ensure that only those of its personnel who are specifically authorized to have access to the Systems of the other Party gain such access, and each Party shall use commercially reasonable efforts to prevent unauthorized access, use, destruction, alteration or loss of information contained in the Systems, including notifying its respective personnel of the restrictions set forth in this Agreement and the Security Regulations.

(c) If, at any time, the Availed Party determines that any of its personnel has sought to circumvent, or has circumvented, the Security Regulations, that any unauthorized Availed Party personnel has accessed the Systems, or that any of its personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software of the other Party, the Availed Party shall promptly terminate any such person’s access to the Systems and promptly notify the other Party. In addition, such other Party shall have the right to deny personnel of the Availed Party access to its Systems upon notice to the Availed Party in the event that the other Party reasonably believes that such personnel have engaged in any of the activities described in this Section 7.2(c) or otherwise pose a security concern. The Availed Party shall use commercially reasonable efforts to cooperate with the other Party in investigating any apparent unauthorized access to such other Party’s Systems.

ARTICLE 8

INDEMNIFICATION

8.1 Indemnification by MPL. MPL shall indemnify, defend and hold harmless each of the MLH Indemnified Parties for any Losses incurred by them in connection with or arising out of: (a) any breach of the payment provisions of this Agreement by MPL; (b) MPL’s or any MPL Affiliated Entity’s gross negligence, willful misconduct or bad faith in the performance of this Agreement; and (c) any Third Party claims arising out of the provision of the Management Services to the extent that such Third Party claims have arisen out of the gross negligence, willful misconduct or bad faith of MPL or any MPL Affiliated Entity or their respective directors, managers, officers, employees.

8.2 Indemnification by MLH. MLH shall indemnify, defend and hold harmless each of the MPL Indemnified Parties for any Losses incurred by them in connection with or arising out of: (a) any breach of the payment provisions of this Agreement by MLH; and (b) any Third Party claims arising out of the provision of the Management Services, except to the extent that such Third Party claims have arisen out of the gross negligence, willful misconduct or bad faith of MPL or any MPL Affiliated Entity or their respective directors, managers, officers or employees.

8.3 Limitations and Liability. Each Party shall have a duty to mitigate the Losses for which another is responsible hereunder. IN NO EVENT SHALL ANY PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL (INCLUDING LOSS OF REVENUES OR PROFITS, LOSS OF DATA, LOSS OF GOODWILL AND LOSS OF CAPITAL, WHETHER OR NOT SUCH

PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), EXEMPLARY OR PUNITIVE DAMAGES OR THE LIKE (EXCEPT TO THE EXTENT THAT SUCH DAMAGES ARE PAID TO A THIRD PARTY AS A RESULT OF A THIRD PARTY CLAIM) ARISING UNDER ANY LEGAL OR EQUITABLE THEORY OR ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT (OR THE PROVISION OF SERVICES HEREUNDER), ALL OF WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT ANY PARTY TO THIS AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.4 Indemnification Is Exclusive Remedy. Except for equitable relief and rights pursuant to Article 7, the indemnification provisions of this Article 8 shall be the exclusive remedy for breach of this Agreement.

8.5 Risk Allocation. Each Party agrees that the Management Fees charged under this Agreement reflect the allocation of risk between the Parties, including the disclaimer of warranties in Section 3.2 and the limitations on liability in Section 8.3. Any modification of such allocation of risk from what is stated here would affect the Management Fees charged and payable under this Agreement, and in consideration of such Management Fees, each Party hereby expressly agrees to such allocation of risk.

8.6 Indemnification Procedures. All claims for indemnification pursuant to this Article 8 shall be made in accordance with the provisions set forth in Section 2.5 of the Omnibus Agreement. Notwithstanding anything to the contrary hereunder, no cause of action, dispute or claim for indemnification may be asserted against any Party or submitted to arbitration or legal proceedings which accrued more than two years after the later of (a) the occurrence of the act or event giving rise to the underlying cause of action, dispute or claim and (b) the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the Party asserting the cause of action, dispute or claim.

ARTICLE 9

TERMINATION

9.1 General. Subject to the provisions of Section 9.4, this Agreement shall terminate, and the obligation of to provide all Management Services shall cease, on the earlier to occur of (a) the date on which the provision of all Management Services has been terminated by the Parties pursuant to Section 9.2 and (b) the date on which the Term of this Agreement has ended pursuant to Section 2.2.

9.2 Termination. Subject to the provisions of Section 9.4, a Party shall have the right to terminate this Agreement effective upon delivery of written notice to the other Party: (a) if the other Party makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage of any state, federal or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of 30 days; (b) the other Party materially defaults in the performance of any of its covenants or obligations contained in this Agreement and such default is not remedied to the nondefaulting Party’s reasonable satisfaction within 10 days with respect to a default of any payment obligation or 45 days with respect to the default of any other obligation contained in this Agreement, after receipt of written notice by the defaulting Party informing such Party of such default, or if such default is not capable of being cured within 45 days, if the defaulting Party has not promptly begun to cure the default within such 45-day period and thereafter proceeded with all diligence to cure the same.

9.3 Procedures on Termination. Following termination of this Agreement, (a) each Party will cooperate with the other Party as reasonably necessary to avoid disruption of the ordinary course of the businesses of such other Party and its Affiliates and (b) MPL shall deliver to MLH, at the expense of HSH, the records maintained by MPL on behalf of HSH. MPL may make and retain in its files one copy of such records. Termination of this Agreement shall not affect any Party’s right to payment for Management Services provided prior to the date of such termination.

9.4 Effect of Termination. Upon termination of this Agreement, all rights and obligations of the Parties hereunder shall cease, provided, however, that such termination shall not excuse any Party’s breach of this Agreement prior to termination; provided further, that Article 4 (solely with respect to fees and Third Party costs and expenses incurred or attributable to periods prior to termination), Article 7, Article 8 and this Article 9 shall survive any termination of this Agreement.

ARTICLE 10

MISCELLANEOUS

10.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements, negotiations, discussions, understandings and commitments, written or oral, between the Parties with respect to such subject matter.

10.2 Choice of Law; Mediation; Submission to Jurisdiction.

(a) This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

(b) If the Parties cannot resolve any dispute or claim arising under this Agreement, then no earlier than 10 days nor more than 60 days following written notice to the other Parties, any Party may initiate mandatory, non-binding mediation hereunder by giving a notice of mediation (a “Mediation Notice”) to the other Parties. In connection with any mediation pursuant to this Section 10.2, the mediator shall be jointly appointed by the Parties and the mediation shall be conducted in Findlay, Ohio unless otherwise agreed by the Parties. All costs and expenses of the mediator appointed pursuant to this section shall be shared equally by the Parties. The then-current Model ADR Procedures for Mediation of Business Disputes of the Center for Public Resources, Inc., either as written or as modified by mutual agreement of the Parties, shall govern any mediation pursuant to this section. In the mediation, each Party shall be represented by one or more senior representatives who shall have authority to resolve any disputes. If a Dispute has not been resolved within 30 days after the receipt of the Mediation Notice by a Party, then any Party may refer the resolution of the dispute to litigation.

(c) Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any federal or state courts located in Delaware and (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it and (iv) agrees that service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 10.8. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided herein and shall not be deemed to confer rights on any person other than the Parties.

10.3 Amendment. This Agreement may only be amended, modified or supplemented by a written instrument signed by an authorized representative of each of MPL and MLH.

10.4 Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. No single or partial exercise of any right or remedy under this Agreement precludes any simultaneous or subsequent exercise of any other right, power or privilege. The rights and remedies set forth in this Agreement are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity or by statute.

10.5 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of any Party under this Agreement shall not be assignable by such Party without the prior written consent of the other Party. The successors and permitted assigns hereunder shall include any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

10.7 Third Party Beneficiaries. Except to the extent otherwise provided in Article 8 with respect to the rights or the MPL Indemnified Parties and the MLH Indemnified Parties, the provisions of this Agreement are solely for the benefit of the Parties and their respective successors and permitted assigns and shall not confer upon any Third Party any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

10.8 Notices. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed duly given or delivered (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received or by email when receipt of such email is acknowledged by return email, (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (iv) if sent by private courier when received; and shall be addressed as follows::

if to

MPL Louisiana Holdings LLC

539 South Main St.

Findlay, OH 45840

Attention: President

Email address: dctemplin@marathonpetroleum.com

if to

Marathon Pipe Line LLC

539 South Main St.

Findlay, OH 45840

Attention: President

Email address: copierson@marathonpetroleum.com

or, to such other address as such Party may indicate by a notice delivered in accordance with this Section 10.8.

10.9 No Public Announcement. Neither MPL nor MLH shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that either Party shall be so obligated by law or the rules of any governmental authority, regulatory body, stock exchange or quotation system, in which case the other Party shall be advised and the Parties shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued.

IN TESTIMONY WHEREOF, the Parties have caused this Agreement to be signed by their authorized representatives as of the date first above written.

MPL Louisiana Holdings LLC

By:

Name:

Title:

Marathon Pipe Line LLC

By:

Name:
Title: